Exhibit 10.16

TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE

        This Termination of Employment Agreement and Release is made as of August 15, 2003, by and between Pure Play Media, a California Corporation, 19800 Nordhoff Place, Chatsworth, CA 91311 (“Corporation”), and Brent Hahn (“Employee” or “Executive”), 19800 Nordhoff Place, Chatsworth, CA 91311.

        Corporation and Employee have maintained an employer-employee relationship for a period of time and they now desire to terminate that relationship. It is also the desire of Corporation and Employee that they enter into a written agreement in order to establish their respective rights, duties, and obligations, resolve all claims and differences that may currently exist, or that in the future may arise and generally release Corporation from any claims or other matters that may not be specifically set forth hereinafter.

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth hereinafter, and intending to be legally bound hereby, Corporation and Employee mutually agree as follows:

1.   Termination of Employment Relationship. The employment relationship shall terminate and cease as of the date noted above, and the payment of any sums, pursuant to this Agreement, after termination, shall not be considered to be wages. Corporation shall, however, withhold the ordinary and customary federal and state taxes to such extent as required by law. Corporation shall not be obligated to pay any other sums to Employee or to provide any other benefits, after the date of this Agreement, except as required by applicable law or regulation or as set forth hereinafter.

2.   Consideration. Corporation shall pay, to Employee, his heirs, executors and assigns, any earned and unpaid salary and other payments due under the written employment agreement, without interest. No payments shall be made, however, until all parties have executed this Agreement. In further consideration, the Corporation agrees that immediately following termination of Employee's employment, the Corporation will take all steps reasonably necessary to release Employee from all personal guarantees or other personal obligations that Employee made during his employment with respect to any debts of the Company. Company shall effect a release of the guarantees, plus accrued interest, which are all of the guarantees made to secure credit extended to the Corporation by any other source, specifically, but not limited to Doral EZ Investments, Inc.

3.   Employment Benefits and dividends. Corporation shall not be obligated to continue and/or provide for, or pay, Employee’s existing health, dental, life insurance or accrued dividends or any other benefits from or after the termination date. Employee may have the right to invoke the Consolidated Omnibus Budget Reconciliation Act of 1985, to continue certain benefits. If Employee desires to exercise such rights, he shall immediately notify the Corporation and/or the Personnel Department. A failure to do so may result in a loss of benefits. This Agreement shall not alter Employee’s statutory rights. Employee also waives his rights to any dividends unpaid as of the date of the execution of this agreement.

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4.   Pension Benefits. No further contributions shall be made to the Pension, Profit-Sharing, or Employee Stock Option Plan (ESOP), or any other benefits plans, on behalf of Employee; however, he shall be entitled to receive any and all pension, profit-sharing, and ESOP benefits that have vested in him solely as determined by the terms and conditions of the Pension, Profit-Sharing, and ESOP Plan and Trust Agreements. A statement of Employee’s pension and profit-sharing account will be supplied to Employee upon request.

5.   Return of Personal Property. Employee shall, within 5 (five) days from the date of this Agreement, return to Corporation’s Corporate Headquarters, any Corporation vehicles he currently possesses. Additionally, Employee shall return any and all items mentioned elsewhere in this Agreement and any other personal property, owned by Corporation, to Corporation’s Corporate Headquarters immediately.

6. Resignation of Offices and Assignment of Licenses. Employee hereby tenders, and Corporation accepts, Employee’s resignation from any and all offices that Employee may currently hold including Employee’s position as a member of the Board of Directors, any executive offices, and any and all other such positions.

Employee does further agree to, and hereby does, assign any and all interest that he may have in and to any current business privilege, occupational, construction, or other such or similar licenses that Employee may hold for the benefit of, have secured at the request of, or that was purchased for Employee, by Corporation, to Corporation. Employee agrees that he will execute any and all documents that are reasonable or necessary to accomplish the assignment and/or transfer of such licenses from the Employee to Corporation or Corporation’s designee.

7.   Restrictive Covenants. Corporation and Employee agree that the employment relationship, established by any Employment Agreements, entered into with Corporation, or its predecessors or divisions, is hereby terminated and Corporation shall have no further obligation to pay any sums or provide any benefits described therein. Any provisions contained therein relative to the manner, method, timing, notification of, or necessity to establish cause for, termination, are considered to have been complied with and/or waived. Employee agrees that he shall abide by the restrictive provisions and terms of any such employment agreements and shall, additionally, abide by the provisions set forth hereinafter.

a.  Employee agrees to hold and safeguard all trade secrets, proprietary information, and confidential information in trust and confidence for Corporation. Employee agrees that he shall not misappropriate, disclose, or make available to any person or any entity for use outside Corporation’s organization at any time, either during his employment with Corporation or subsequent to termination of his employment with Corporation, for any

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reason, any of the said information, whether or not it was developed by Employee. Employee agrees not to use this information to his own advantage or to the advantage of others.

b. Employee agrees that all records, drawings, data, samples, models, correspondence, manuals, notes, reports, notebooks, proposals, and any other documents concerning Corporation’s customers or products or other technical information or business information used by Corporation and any other tangible materials or copies or extracts of tangible materials regarding Corporation’s operations or business, testing, formulations or product development received by Employee during his employment with Corporation are, and shall be, property of Corporation exclusively. Employee agrees to immediately return to Corporation all of the material mentioned above, including written notes, memorandums, or notes taken by Employee and all tangible materials, including, without limitation, correspondence, drawings, blueprints, manuals, letters, notebooks, reports, flow-charts, programs, and proposals. No copies will be made by Employee, or retained by Employee, of any written information obtained, whether or not developed by Employee.

c. Employee covenants and agrees that he shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation, or other entity, in any Competing Business in a Restricted Area for 1 (one) year from the date of this Agreement.

i.  For the purpose of this Agreement, the term “Competing Business” shall mean any person, corporation, or other entity that sells or attempts to sell any products or services, which are the same as, or similar to, the products and services sold by Corporation at any time or that solicits, trades with, advises, calls upon, or otherwise does, or attempts to do, directly or indirectly, business with any clients, customers, or accounts of Corporation, its successors, assigns, subsidiaries, or affiliates, that have done business with Corporation at any time, or from time to time, with regard to any products and/or services that have been, or may in the future be, offered and/or supplied by Corporation.

ii. For the purpose of this Agreement, a Restricted Area shall mean the area within 5 miles of the borders of any Corporation District in which Employee has operated as an Employee of Corporation. If Employee was a Sales Manager, District Manager, Regional Manager, Corporate Officer, member of the National Accounts Division, or any other Employee who dealt with national account customers, then the Restrictive Area shall include the United States.

d. Employee agrees that he will not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, or supplier of Corporation as it relates to the matters set forth herein.

e.  Employee agrees that he shall not, directly or indirectly, solicit or induce or attempt to

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solicit or induce any employee of Corporation to leave Corporation for any reason whatsoever nor shall Employee, directly or indirectly, attempt to hire or hire, any employee of Corporation.

8.   Breach by Employee. In the event of a breach by Employee of the terms of this Agreement, Corporation shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that Corporation shall be entitled to injunctive relief against him in the event of any breach. If Corporation prevails in a proceeding for damages or injunctive relief, Employee agrees that Corporation, in addition to other relief, shall be entitled to reasonable attorney fees, costs, and the expenses of litigation incurred by Corporation in securing the relief granted by the Court. Any payments due and owing to Employee, as called for in this Agreement, shall be terminated immediately and shall no longer be due and owing to Employee, upon his violation of any of the terms of this Agreement.

9.   Breach by Corporation. In the event of a breach by Corporation of the terms of this Agreement, Employee shall be entitled to institute legal and/or equitable proceedings to obtain damages and/or injunctive relief for any such breach and shall be entitled to recover interest at the legal rate on past due amounts.

10. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California and each party hereby irrevocably submits to the personal jurisdiction of the Federal and/or State Courts located in Los Angeles County, in any action or proceeding arising out of, or relating to, this Agreement, and its enforcement, and agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. The parties hereby irrevocably consent to the service of any summons or complaint, and any other process that may be served in such actions brought in said courts by the mailing by certified or registered mail, of copies of such process to the party to be served at his address as set forth on Page One, or by personal service by any adult or as may be directed by the Court in which such proceedings were filed. The parties hereby irrevocably waive any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum.

11. Notices. All notices and demands or other communications, which may be, or are required to be, given hereunder, or with respect hereto, and which are required by the terms of this Agreement to be in writing, shall be given either by personal delivery or by mail, telecopy, facsimile transmission, or other similar delivery system, and shall be deemed to have been delivered when deposited in the mail, first class postage prepaid, or when delivered to the telecopying device or company, charges prepaid, addressed to the respective party at its address noted in the preamble to this Agreement or to such other addresses as the parties may from time to time designate, by written notice, to the other party.

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12. General Release. The Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, whether herein named or referred to or not, does hereby release, discharge, and acquit and by these presents does hereby release, acquit, and forever discharge Corporation, its successors and assigns, its agents, servants, and employees, its divisions, subdivisions, and affiliates, of and from any and all past, present, and future claims, counterclaims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third- party actions, suits at law or in equity, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen, or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state or federal law, or any other law, or otherwise, to any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, hereinafter collectively referred to as “claims”. It is the intention of the parties hereto to effect a full and final general release of all such employment claims. It is expressly understood and agreed that this release and agreement is intended to cover, and does cover, not only all now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences of the employer-employee relationship.

Employee does hereby declare that he does understand, covenant, and agree that he will not make any claims or demands, or file any legal proceedings against Corporation or join Corporation as a party to any claim, demand, or legal proceedings nor shall Employee proceed against any other party, person, firm, or corporation on the claims described above except as is necessary in order to enforce the terms and conditions of this Agreement.

THE FILING OF ANY CLAIM, DEMAND, OR ANY AND ALL OTHER LEGAL PROCEEDINGS, BY THE EMPLOYEE, AGAINST CORPORATION WITH RESPECT TO THE EMPLOYER-EMPLOYEE RELATIONSHIP DESCRIBED HEREIN, SHALL BE DEEMED TO BE A MATERIAL BREACH OF THE TERMS OF THIS AGREEMENT. SUCH BREACH SHALL, IMMEDIATELY, TERMINATE CORPORATION’S DUTY TO PAY ANY FURTHER SUMS TO EMPLOYEE AND SHALL ALSO BIND EMPLOYEE TO REPAY ANY AND ALL SUMS PAID TO him PURSUANT TO THE TERMS OF THIS AGREEMENT. ADDITIONALLY, EMPLOYEE SHALL INDEMNIFY AND HOLD HARMLESS CORPORATION FROM ANY AND ALL JUDGMENTS, COSTS, EXPENSES, OR ATTORNEY FEES WHATSOEVER ARISING ON ACCOUNT OF THE FILING OF ANY SUCH CLAIM, DEMAND, OR OTHER LEGAL PROCEEDINGS BY THE EMPLOYEE.

It is further understood and agreed that the acceptance of the consideration more fully described above is in full accord and satisfaction of any obligations, claims, and/or disputes that Employee may have with Corporation relative to their employer-employee relationship.

And the parties hereby declare, understand, covenant, and agree that the terms of this Agreement, and the amount stated herein, are the sole consideration for this release and agreement and that the parties voluntarily accept said consideration for the purpose of making a full and final

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compromise, adjustment and settlement of all claims for injuries, losses, and damages resulting, or to result, from said employer-employee claims.

It is further understood and agreed that this is the full and complete understanding of the parties, that it is the integrated memorial of their agreement and that there are no other written or oral understandings, agreements, covenants, promises, or arrangements, directly or indirectly connected with this release, that are not incorporated herein. The terms of this release are contractual and are not mere recitals. Notwithstanding the foregoing and notwithstanding any provision within this Termination of Employment Agreement and Release, the parties hereby declare, understand, covenant and agree that this Release does not supercede, cancel, amend or diminish the legal effect of any Release, Guarantee, Share Redemption Agreement and any other Agreement, executed concurrently by Pure Play Media Holdings Inc. with respect to Brent Hahn, Stellar Media Corp. and 1011225 Ontario Limited.

13. Waiver of Claims Under the Age Discrimination in Employment Act. Employee hereby acknowledges that he has been referred to the Age Discrimination in Employment Act (ADEA 29 USCS S S 621 et seq.) and the regulations promulgated and set forth at 29 CFR Part 1625 and the Equal Employment Opportunity Commission Complaint Procedures, 32 CFR Part 588. Employee is also advised he has various rights, and may have, after reviewing the said legislations and regulations, certain claims arising under the ADEA.

Employee hereby knowingly and voluntarily waives and releases any private rights that he may have under the ADEA. Employee acknowledges that he has sufficiently deliberated the waiver of his rights, has been encouraged to consult with his lawyer prior to signing this Agreement and, thus, knowingly waives and releases any private rights that he may have. This Agreement shall not act as a waiver of any rights or claims that may arise after the date that this Agreement is signed by Employee.

This waiver of rights is acknowledged for payment of monies or other benefits noted herein that exceed those to which the Employee would already be entitled under Corporation’s existing benefits programs and are being made specifically contingent upon his consent to this Release and Waiver. If Employee violates his Agreement hereunder by filing such claims, then, and in that event, all such payments in excess of those due and owing under the existing benefits programs shall be immediately terminated and shall no longer be due and owing to Employee. Employee shall also be liable to repay any and all sums paid to him, or paid on his behalf, including cash or benefits granted to him, including forgiveness of any obligations to repay advance accounts or other accounts as called for in this Agreement, if Employee violates the terms of this Section.

It is further understood and agreed that this is the full and complete understanding of the parties, that it is the integrated memorial of their agreement and that there are no other written or oral understandings, agreements, covenants, promises, or arrangements, directly or indirectly connected with this release, that are not incorporated herein. The terms of this release are contractual and are not mere recitals.

EMPLOYEE IS SPECIFICALLY ADVISED THAT HE HAS 5 (FIVE) DAYS TO ONSIDER THE TERMS OF THIS WAIVER BEFORE SIGNING IT AND IS ENCOURAGED TO

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AVAIL HIMSELF OF THIS PERIOD OF TIME. EMPLOYEE IS ALSO ADVISED THAT HE MAY REVOKE THIS WAIVER WITHIN 5 (FIVE) DAYS FOLLOWING THE DATE OF HIS SIGNING THE WAIVER.

14. Mutual Understandings. This Agreement has been freely and fairly negotiated by the parties hereto and each party has been provided the opportunity to have the Agreement reviewed by legal counsel of his/ its choice and to modify the terms hereof and, therefore, this Agreement shall be construed and interpreted without any presumption, or other rule, requiring construction or interpretation against the interest of the party causing this Agreement to be drafted. This Agreement embodies the entire understanding between the parties and supersedes and cancels all prior understandings and agreements, whether oral or written, EXCEPT any prior written Employment Agreements. Employee represents and verifies that he is not, and has not been, in breach of any Employment Agreements existing between Employee and Corporation and that he has not violated any of the terms thereof If it is later discovered that such representation is untrue, then and in that event, Corporation reserves the right to seek any remedy permitted by the said Agreement and/or any existing laws notwithstanding the language of this Separation Agreement and Release. Additionally, the failure to disclose such past or current breach and/or violations of such Employment Agreements shall be considered a material breach of this Termination of Employment Agreement and Release.

There are no other representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed in this Agreement. This Agreement shall not be amended or modified, in any manner whatsoever, except by a writing signed by all of the parties hereto.

The Section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof

This Agreement shall be construed that, wherever applicable, the use of the singular number shall include the plural number and shall be binding upon and inure to the heirs, successors, assigns, executors, administrators, or other appropriate legal representatives of the respective parties hereto. If any provision or provisions hereof shall be deemed void, invalid, unenforceable, or otherwise stricken, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable and the parties hereby agree to substitute a valid provision that will most closely approximate the economic/legal effect and intent of the invalid provision.

The parties hereto agree that they shall execute any and all documents that are reasonable or necessary in order to accomplish the purpose of this Agreement.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE. EMPLOYEE ACKNOWLEDGES THAT HE HAS SIGNED THIS

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AGREEMENT AS his OWN FREE AND VOLUNTARY ACT, THAT he ACKNOWLEDGES THAT THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT WHICH SHOULD BE REVIEWED BY EMPLOYEE’S ATTORNEY.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                    CORPORATION

/s/ Sieg Badke
Pure Play Media, Inc.  A California Corporation
By:  Seig Badke, President

            Date:  August 15, 2003

/s/ Brent Hahn
Brent Hahn

            Date August 15, 2003

Witness

____________________

/s/ Richard Arnold

End OF DOCUMENT

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